UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

GENER8 MARITIME, INC.

(Exact Name of Registrant as Specified in Charter)

Republic of the Marshall Islands	001-34228	66-071-6485
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

299 Park Avenue 2nd Floor New York, NY (Address of Principal Executive Offices)		10171 (Zip Code)

Registrant’s telephone number, including area code:  (212) 763-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02              Results of Operations and Financial Condition.

Attached and incorporated herein by reference as Exhibit 99.1 is a copy of a press release of Gener8 Maritime, Inc. (the “Company”), dated March 14, 2018, reporting the Company’s financial results for the fourth quarter and fiscal year ended December 31, 2017 (the “Press Release”).

The information set forth under “Item 2.02 Results of Operations and Financial Condition,” including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 3.01   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 13, 2018, the Company notified the New York Stock Exchange (the “NYSE”) that, due to the resignation of independent director Dan Ilany from the Company’s board of directors effective March 12, 2018, the Company had only three independent directors serving on its then six-member board of directors. Accordingly, effective March 12, 2018, the Company’s board of directors did not satisfy Section 303A.01 of the NYSE Listed Company Manual, which requires that the board of directors of a listed company be comprised of a majority of independent directors. In addition, because Mr. Ilany was a member of the audit committee, the Company was also not in compliance with Section 303A.07 of the NYSE Listed Company Manual, which requires that an audit committee must have a minimum of three members. On March 14, 2018, the NYSE provided the Company with written notice that it was  deficient in meeting these requirements of the NYSE Listed Company Manual. The NYSE notified the Company that if it is not able to cure these deficiencies by March 21, 2018, it will be deemed “noncompliant.”

The board believes that Adam Pierce, a member of the board, qualifies as an independent director and intends to deem him independent as soon as practicable.  Following this, four members of the board, constituting a majority, will be independent.  The board also intends to intends to appoint a third independent director with accounting or related financial management expertise to the audit committee as soon as practicable.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 12, 2018, Dan Ilany has resigned as a director of the Company. The resignation of Mr. Ilany was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 8.01.  Other Events.

The Press Release contains information on the first page thereof and under the heading “Merger Agreement” regarding the Company’s previously announced definitive merger agreement with Euronav NV (“Euronav”) and Euronav MI Inc. (“Merger Sub”) entered into on December 20, 2017 (the “Merger”), under which Merger Sub will merge with and into the Company, with the Company continuing as the surviving company that will continue its corporate existence as a wholly-owned subsidiary of Euronav. For purposes of Rule 425 promulgated under the Securities Act of 1933, as amended, and Rule 14a-12 promulgated under the Securities Exchange Act of 1934, as amended, the Company is filing the information set forth under this Item 8.01 and the information contained in the Press Release relating solely to the Merger.

Item 9.01              Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated March 14, 2018.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated March 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Gener8 Maritime, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENER8 MARITIME, INC.

/s/ Leonard J. Vrondissis
Leonard J. Vrondissis
Chief Financial Officer and Executive Vice President

DATE: March 14, 2018